Exhibit 99.1

        Staktek Holdings Reports Second Quarter 2005 Results;
               Results Exceed Previous Revenue Guidance

    AUSTIN, Texas--(BUSINESS WIRE)--Aug. 10, 2005--Staktek Holdings, Inc. (Nasdaq:STAK), a world-leading provider of intellectual property and services for the next generation of 3D high-speed and high-capacity thermal management systems, today announced financial results for the second quarter ended June 30, 2005.
    Total revenue for the second quarter was $11.3 million, exceeding the upper range of announced guidance of $9.5 million to $10.0 million. Total revenue decreased from $15.5 million in the previous quarter and $18.1 million in the second quarter of 2004.
    Under generally accepted accounting principles (GAAP), the operating loss for the second quarter was $7.3 million. The second quarter loss available to common stockholders was $5.1 million, or $0.10 per diluted share, in line with the company's previously stated guidance. Excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation, the operating loss in the second quarter was $324,000, and income available to common stockholders was $71,000, or $0.00 per diluted share. This included a business restructuring charge of $561,000 due to costs associated with shifting the manufacture of the company's High Performance Stakpak(R) to Mexico, as well as streamlining the organization. Non-GAAP income available to common stockholders was $3.5 million in the prior quarter and $5.9 million in the same period a year ago. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.
    Cash, cash equivalents and short-term investments on June 30, 2005 were $73.6 million, a decrease of approximately $4.0 million from $77.6 million on March 31, 2005. During the quarter, the company repurchased 775,000 shares of its common stock on the open market under its repurchase program, resulting in the repurchase of a total of 2.2 million shares under this plan from its adoption through June 30, 2005.

    Business Summary

    Commenting on the quarter, Wayne Lieberman, Staktek's president stated, "Our second quarter was characterized by higher-than-anticipated revenue within our services business. The High Performance Stakpak is our chip scale package (CSP) stacking solution for DDR1 and DDR2 SDRAMs and represented 12% of services revenue, compared to 3% in the first quarter of 2005. The additional traction gained during the quarter is evidence of the growing acceptance of this product by our customers to meet their next-generation requirements for high-level performance, reliability, configuration flexibility, and high-density memory in the smallest form factor."
    Mr. Lieberman continued, "With regard to licensing, we are very pleased to have recently announced the renewal and expansion of our agreement with Samsung Electronics for use of Staktek's leaded-package stacking technology until 2010. The expanded license allows for our stacking technology to be utilized not only for DRAM and SRAM, but also includes Flash memory. We believe that this agreement forms the foundation for a mutually beneficial on-going relationship with one of the world's leading memory providers. We are optimistic about expanding our relationship with Samsung into other areas."
    "During the quarter, we began the implementation of several key initiatives that included a realignment of resources, reorganization of management and an enhancement of our strategic vision. Staktek has a deep portfolio of core competencies in the areas of thermal, electrical and process innovations, which are supported by over 140 patents and pending patent applications. As mentioned in a recent press release, we have created two separate market-focused business units: the Enterprise Business Unit, which will continue to address the needs of our server customers and others in the industrial, commercial and military markets, and the Emerging Markets Business Unit, which will address the new portable device consumer electronics market. These two business units, along with streamlining our operations, provide us with a solid infrastructure to improve efficiencies and enhance new product development. Additionally, we have created a CTO Office, which will be led by our CEO, Jim Cady, who will also serve as acting CTO in this role. We believe these initiatives will promote better service to our customers and give us the ability to introduce new products to market faster in our traditional enterprise market, as well as the emerging portable consumer electronics market," concluded Mr. Lieberman.

    Business Outlook

    Staktek expects third quarter 2005 total revenue to range between $11.5 million and $12.0 million, with services revenue ranging between $8.2 million and $8.7 million. Based on preliminary information, license revenue is expected to be approximately $3.3 million. The company expects loss per share on a GAAP basis to be approximately $0.06, and diluted non-GAAP earnings per share to be approximately $0.01. The expected non-GAAP diluted earnings per share excludes expected before-tax, non-cash charges for amortization of acquisition intangibles of $3.5 million and amortization of deferred stock-based compensation of $1.3 million.

    Webcast and Conference Call

    Staktek management will host a conference call and webcast with investors today, August 10, 2005, at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss the second quarter financial results and the business outlook going forward for the third quarter of 2005. Investors and other interested parties may access the call by dialing 866-931-6224 in the U.S. (617-213-8853 outside of the U.S.), and entering the passcode 59839289 at least 15 minutes prior to the start of the call. In addition, an audio webcast will be available through the Staktek Web site at www.staktek.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode 26620084.

    About Staktek

    Staktek is a world-leading provider of intellectual property and services for the next generation of 3D high-speed and high-capacity thermal management systems. Staktek's Performance, Value and High Performance Stakpak(R) memory solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technology. With an IP portfolio of more than 140 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates two world-class manufacturing locations in Austin and Reynosa, Mexico.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include, but are not limited to, our estimates of third quarter revenue and diluted earnings per share, both on a GAAP and non-GAAP basis; our relationship with Samsung and expanding this relationship; and our ability to promote better service to our customers and to give us the ability to introduce new products to market faster. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risks associated with having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product, including but not limited to planar solutions; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies, such as our second-generation DDR-2 solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize the intellectual property that we develop; the risk of hiring several key employees in a short period of time; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate DRAM chips or other materials; the risk that we incur problems in our U.S. or Mexican manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; and the risks associated with our dependence on a few key personnel to manage our business effectively.
    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 9, 2005. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
    Staktek is a trademark of Staktek Group LP. All other products names noted herein may be trademarks of their respective holders.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, income available to common stockholders and earnings per diluted share on a basis excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q2 2005 earnings conference call can be found on the company's Web site at www.staktek.com.

    (Financial Tables to Follow)


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                               Three Months Ended
                                           ---------------------------
                                           Jun. 30,  Mar. 31, Jun. 30,
                                             2005     2005     2004
                                           --------- -------- --------
Revenue:
  Services                                   $7,707   $8,063  $10,422
  License                                     3,570    7,448    7,663
                                           --------- -------- --------
      Total revenue                          11,277   15,511   18,085
Cost of revenue:
  Services                                    7,546    7,107    6,504
  Amortization of acquisition intangibles     3,235    3,234    3,947
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                      237      139      154
                                           --------- -------- --------
      Total cost of revenue                  11,018   10,480   10,605
                                           --------- -------- --------
Gross profit                                    259    5,031    7,480
Operating expenses:
  Selling, general and administrative         2,299    2,399    1,858
  Research and development                    1,195      916      572
  Business restructuring                        561        -        -
  Amortization of acquisition intangibles       253      253      464
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                    3,242    1,038    1,067
                                           --------- -------- --------
      Total operating expenses                7,550    4,606    3,961
                                           --------- -------- --------
Income (loss) from operations                (7,291)     425    3,519
Other income (expense):
  Interest income                               433      329       58
  Interest expense                               (3)      (1)      (4)
  Other                                           4      (30)     (16)
                                           --------- -------- --------
Income (loss) before income taxes            (6,857)     723    3,557
Provision (benefit) for income taxes         (1,782)      36    1,515
                                           --------- -------- --------
Income (loss) available to common
 stockholders                               $(5,075)    $687   $2,042
                                           ========= ======== ========
Earnings (loss) per share:
  Basic                                      $(0.10)   $0.01    $0.04
                                           ========= ======== ========
  Diluted                                    $(0.10)   $0.01    $0.04
                                           ========= ======== ========
Shares used in computing earnings (loss)
 per share:
  Basic                                      48,623   48,737   48,407
  Diluted                                    48,623   50,547   52,877


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

                                                     Six Months Ended
                                                     -----------------
                                                     Jun. 30, Jun. 30,
                                                       2005     2004
                                                     -------- --------
Revenue:
  Services                                           $15,770  $23,036
  License                                             11,018   16,850
                                                     -------- --------
      Total revenue                                   26,788   39,886
Cost of revenue:
  Services                                            14,653   13,803
  Amortization of acquisition intangibles              6,469    7,893
  Amortization of deferred stock-based compensation
    and stock compensation expense                       376      308
                                                     -------- --------
      Total cost of revenue                           21,498   22,004
                                                     -------- --------
Gross profit                                           5,290   17,882
Operating expenses:
  Selling, general and administrative                  4,698    4,479
  Research and development                             2,111    1,002
  Business restructuring                                 561        -
  Amortization of acquisition intangibles                506      928
  Amortization of deferred stock-based compensation
    and stock compensation expense                     4,280    2,272
                                                     -------- --------
      Total operating expenses                        12,156    8,681
                                                     -------- --------
Income (loss) from operations                         (6,866)   9,201
Other income (expense):
  Interest income                                        762       70
  Interest expense                                        (4)  (1,205)
  Other                                                  (26)     (24)
                                                     -------- --------
Income (loss) before income taxes                     (6,134)   8,042
Provision (benefit) for income taxes                  (1,746)   3,142
                                                     -------- --------
Net income (loss)                                     (4,388)   4,900
Preferred stock dividends                                  -     (266)
                                                     -------- --------
Income (loss) available to common stockholders       $(4,388)  $4,634
                                                     ======== ========
Earnings (loss) per share:
  Basic                                               $(0.09)   $0.10
                                                     ======== ========
  Diluted                                             $(0.09)   $0.09
                                                     ======== ========
Shares used in computing earnings (loss) per share:
  Basic                                               48,680   45,919
  Diluted                                             48,680   50,833


STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                                Three Months Ended
                                            --------------------------
                                            Jun. 30, Mar. 31, Jun. 30,
                                              2005     2005     2004
                                            -------- -------- --------
GAAP income (loss) from operations          $(7,291)    $425   $3,519
Non-GAAP adjustments:
  Amortization of acquisition intangibles     3,488    3,487    4,411
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                    3,479    1,177    1,221
                                            -------- -------- --------
    Total non-GAAP adjustments                6,967    4,664    5,632
                                            -------- -------- --------
Non-GAAP income (loss) from operations        $(324)  $5,089   $9,151
                                            ======== ======== ========

GAAP total revenue                          $11,277  $15,511  $18,085

Non-GAAP operating margin                       (3)%      33%      51%

GAAP income (loss) available to common
 stockholders                               $(5,075)    $687   $2,042
Total non-GAAP adjustments affecting income
 from operations                              6,967    4,664    5,632
Tax adjustment(a)                            (1,821)  (1,855)  (1,765)
                                            -------- -------- --------
Non-GAAP income available to common
 stockholders                                   $71   $3,496   $5,909
                                            ======== ======== ========

Shares used in calculating non-GAAP diluted
 earnings per share                          49,744   50,547   52,877

Non-GAAP diluted earnings per share           $0.00    $0.07    $0.11
                                            ======== ======== ========


                                            Six Months Ended
                                            -----------------
                                            Jun. 30, Jun. 30,
                                              2005     2004
                                            -------- --------
GAAP income (loss) from operations          $(6,866)  $9,201
Non-GAAP adjustments:
  Amortization of acquisition intangibles     6,975    8,821
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                    4,656    2,580
                                            -------- --------
    Total non-GAAP adjustments               11,631   11,401
                                            -------- --------
Non-GAAP income from operations              $4,765  $20,602
                                            ======== ========

GAAP total revenue                          $26,788  $39,886

Non-GAAP operating margin                        18%      52%

GAAP income (loss) available to common
 stockholders                               $(4,388)  $4,634
Total non-GAAP adjustments affecting income
 from operations                             11,631   11,401
Tax adjustment(a)                            (3,675)  (3,799)
                                            -------- --------
Non-GAAP income available to common
 stockholders                                $3,568  $12,236
                                            ======== ========

Shares used in calculating non-GAAP diluted
 earnings per share                          50,171   50,833

Non-GAAP diluted earnings per share           $0.07    $0.24
                                            ======== ========

(a) The non-GAAP tax adjustment represents the difference between the income tax provision calculated using the Company's applicable tax rate and the Company's effective tax rate.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

                                                  Jun. 30,   Dec. 31,
                                                    2005       2004
                                                ------------ ---------
ASSETS                                           (unaudited)
Current assets:
  Cash and cash equivalents                         $39,489   $39,984
  Investments                                        34,142    37,434
  Accounts receivable                                 4,742     4,493
  Inventories                                           565       833
  Prepaid expenses                                    1,638       590
  Other current assets                                4,414     2,641
                                                ------------ ---------
    Total current assets                             84,990    85,975
Property and equipment, net                          11,080    10,162
Goodwill                                             28,466    28,466
Other intangibles, net                               23,629    30,447
Other assets                                            371       421
                                                ------------ ---------
    Total assets                                   $148,536  $155,471
                                                ============ =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $909      $714
  Accrued liabilities                                 2,592     2,568
  Deferred revenue                                      164       629
  Current maturities of capitalized lease
   obligations                                            -        53
                                                ------------ ---------
    Total current liabilities                         3,665     3,964
Other accrued liabilities                               221       190
Deferred tax liabilities                              6,902     9,510

Stockholders' equity:
  Capital stock                                     157,171   155,859
  Treasury stock                                     (6,360)   (1,982)
  Deferred stock-based compensation                 (10,045)  (13,462)
  Accumulated other comprehensive loss                  (24)       (2)
  (Accumulated deficit) retained earnings            (2,994)    1,394
                                                ------------ ---------
    Total stockholders' equity                      137,748   141,807
                                                ------------ ---------
    Total liabilities and stockholders' equity     $148,536  $155,471
                                                ============ =========

    CONTACT: Staktek Holdings, Inc.
             Kirk Patterson, 972-385-0286
             investors@staktek.com
             or
             Shelton - Investor Relations
             For Staktek Holdings
             Investor Contact
             Beverly Twing, 972-385-0286
             investors@staktek.com